EX 3.6

AMENDMENT  TO  RESTATED   ARTICLES  OF   INCORPORATION   ADDING  ARTICLE  TWELVE
(INCORPORATED BY REFERENCE TO EXHIBIT 6(a) TO FORM 10-Q FOR QUARTER ENDING SEPTEMBER 30, 1991)

                          ARTICLES OF AMENDMENT TO THE
                      RESTATED ARTICLES OF INCORPORATION OF
                         UNITED SERVICES ADVISORS, INC.

     Pursuant to the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation.

                                    ARTICLE I

     The name of the corporation is United Services Advisors, Inc.

                                   ARTICLE II

     The following amendment to the Restated Articles of Incorporation were adopted by shareholders of the corporation on the 16th day of October 1991.

     The amendment adds a new Article Twelve allowing consent actions by shareholder by other than unanimous written consent.

                                 ARTICLE TWELVE

     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote provided: (1) a consent or consents in writing, setting forth the action so taken, are signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted; and (2) prompt notice of such action is given to those shareholders entitled to vote who did not consent in writing to the action.

                                   ARTICLE III

     The amendment made by these Articles of Amendment to the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act, and such amendment was duly adopted by shareholders of the corporation on October 16, 1991.

                                   ARTICLE IV

     The number of shares entitled to vote on the amendment made by these Articles of Amendment to the Restated Articles of Incorporation, the same constituting all of the outstanding shares of the corporation's Common Stock was 779,320. The number of shares of Common Stock which voted for the amendment was 572,202, and the number of shares of Common Stock which voted against the amendment was zero.

                                    ARTICLE V

     The amendment does not effect a change in the amount of stated capital.

     IN WITNESS WHEREOF, we have hereunto set our hands this 18th day of October 1991.

                                       UNITED SERVICES ADVISORS, INC.
                                       /S/ FRANK E. HOLMES,
                                       ------------------------------
                                       Frank E. Holmes, President

                                       /S/ CHARLES W. LUTTER, JR.
                                       ------------------------------
                                       Charles W. Lutter, Jr., Secretary

STATE OF TEXAS
COUNTY OF BEXAR

     Before me, a notary public, on this day personally appeared Frank E. Holmes and Charles W. Lutter, Jr., known to me to be the persons whose names are subscribed to the foregoing document, and being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my hand and seal of office this 18th day of October 1991.

                                       /S/ JUNE L. FALKS
                                       ------------------------------
                                       Notary  Public  in and  for
                                       The   State   of  Texas
                                       My commission expires:
                                       2/14/92
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